UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           April 11, 2006

Appalachian Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Georgia	000-21383	58-2242407
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

829 Industrial Boulevard, Ellijay, Georgia	30540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(706) 276-8000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS

On April 11, 2006, Appalachian Bancshares, Inc., the bank holding company for Appalachian Community Bank, issued a press release announcing the opening of a loan production office in Copperhill, Tennessee, and plans to open loan production offices in Ducktown, Tennessee, and Murphy, North Carolina, within the next 30 days, subject to regulatory approval. These events mark the bank’s first expansions outside of its current North Georgia markets.

In the press release, the bank also announced plans file applications to open a full-service branch in McCaysville, Georgia. The McCaysville branch will support both the Copperhill and Ducktown, Tennessee loan production offices, which are located just across the Tennessee-Georgia border. The Murphy, North Carolina loan production office will be supported by the bank’s existing full-service branch located in Blairsville, Georgia. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits.

The following exhibit is filed as part of this report.

Exhibit No.	Description

99.1	Press Release dated April 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPALACHIAN BANCSHARES, INC.

By:	/s/ Joseph T. Moss, Jr.
Joseph T. Moss, Jr.
President and Chief Operating Officer

Dated: April 12, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 11, 2006.

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